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                                                                     Exhibit 8.2


                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]






                                              June 17, 1997

U. S. Bancorp
111 Southwest Fifth Avenue
Portland, Oregon  97204


Ladies/Gentlemen:


          We have acted as special counsel to U. S. Bancorp, an Oregon corporation ("USBC"), in connection with the proposed merger (the "Merger") of USBC with and into First Bank System, Inc., a Delaware corporation ("FBS"), upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of March 19, 1997 by and between USBC and FBS (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities Exchange Commission, as amended through the date hereof, in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.


          For purposes of the opinion set forth below, we have relied, with the consent of USBC and the consent of FBS, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of USBC and FBS (copies of which are attached hereto and which are incorporated herein by reference), and have assumed that such certificates will be complete and accurate as of the Effective Time. We have also relied upon the accuracy of the Registration


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U. S. Bancorp
June 17, 1997
Page 2


Statement and the Joint Proxy Statement-Prospectus included therein (together, the "Proxy Statement"). Any capitalized term used and not defined herein has the meaning given to it in the Proxy Statement or the appendices thereto (including the Agreement).

          We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement and that the Merger will qualify as a statutory merger under the applicable laws of the States of Oregon and Delaware.

          Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the caption "THE MERGER -- Certain Federal Income Tax Consequences", except as otherwise indicated, represents our opinion as to the material federal income tax consequences of the Merger under currently applicable law.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "SUMMARY -- Certain Federal Income Tax Consequences", under the caption "THE MERGER -- Certain Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                    Very truly yours,


                                    Wachtell, Lipton, Rosen & Katz


ADC